Exhibit 10.2

[DATE]

Dear ________________:

         CONGRATULATIONS! The Board of Directors of Universal Technical Institute, Inc. ("Company") has granted you an option to purchase _______ shares of the Company's common stock at an exercise price of $____ per share ("Exercise Price"), subject to the terms and conditions below and in the Universal Technical Institute, Inc. 2003 Stock Incentive Plan (the "Plan"). This letter serves as the Stock Option Award Agreement ("Agreement") between the Company and you ("Grantee"). The "Grant Date" of your option is _________. This option is not intended to be an Incentive Stock Option as defined in the Plan and under applicable tax laws.

         Any capitalized term not defined in this Agreement is defined in the Plan, which is a part of this Agreement. The option granted to you and your rights and obligations relating to the shares of common stock underlying the option shall at all times be subject to the provisions of the Plan as in effect from time to time.

         VESTING. Unless otherwise provided below, you may exercise your right
         -------
to buy some or all of the shares under your option after the shares are vested and exercisable under the following schedule:

        Percentage of Shares                         Date on Which
       Vested and Exercisable                    Vested and Exercisable
       ----------------------         ----------------------------------------
             First 25%                   One year anniversary from Grant Date
            Second 25%                   Two year anniversary from Grant Date
             Third 25%                  Three year anniversary from Grant Date
             Last 25%                   Four year anniversary from Grant Date

         Notwithstanding the above schedule, your option will become automatically vested and exercisable earlier upon (i) your death, (ii) your Disability, or (iii) if, within one year following a Change of Control, your employment with, or service to, the Company is terminated without Cause or you terminate your employment or service for Good Reason. "Cause" shall have the definition set forth in the Plan and shall additionally include your willful and/or gross misconduct that results in significant harm to the Company or its operations, properties, reputation, goodwill or business relationships as determined by the Company in its sole reasonable discretion.

         TERMINATION OF OPTION. Unless you sooner exercise your option, it will
         ---------------------
terminate on the earliest of the following events: (i) ten years from the Grant Date; (ii) the date your employment with the Company or any of its Subsidiaries is terminated for Cause; (iii) 90 days after the date your employment with the Company or any of its Subsidiaries is terminated for any other reason other than your death or Disability; or (iv) one year after the date your employment with the Company or any of its Subsidiaries is terminated because of your death or Disability.

         OPTION EXERCISE. You may exercise your option by making payment in full
         ---------------
to the Treasurer of the Company at 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027 for the shares you want to purchase, at the Exercise Price per share indicated above. In exchange for your payment, you will be entitled to receive a stock certificate for the shares for which you have made payment.

         You may exercise your option by paying the Exercise Price in cash (or cash equivalents), or in the Committee's discretion, in Company stock (held by you for at least 6 months), or in a broker-assisted "cashless" exercise, or a combination, according to procedures adopted by the Committee.

         As a condition of transferring the shares of stock to you upon your exercise, the Committee may also require you to pay any federal, state or local tax withholding amount due according to such methods or procedures adopted by the Committee.

         RESTRICTIONS ON EXERCISE. You may not exercise your option if the
         ------------------------
issuance of such shares upon your exercise, or the method of payment of consideration for shares, would violate any applicable securities law or stock exchange rule.

         SECURITIES AND TAX LAW COMPLIANCE. Even if you make full payment for
         ---------------------------------
the shares, the Company does not have to issue your shares until (i) any and all federal or state laws or regulations or national securities exchange requirements which the Company may deem applicable have been complied with or satisfied; or (ii) all legal matters in connection with the sale and delivery of the shares have been approved by the Company's legal counsel. YOU ARE URGED TO SEEK INDEPENDENT ADVICE WITH RESPECT TO THE CONSEQUENCES UNDER FEDERAL AND STATE SECURITIES AND INCOME TAX LAWS AND THE DUTIES IMPOSED UPON YOU RELATED TO THE GRANT, EXERCISE AND DISPOSITION OF THIS OPTION AND THE SHARES UNDERLYING THIS OPTION.

         ADJUSTMENTS IN OPTION. If there is a stock dividend, stock split, or
         ---------------------
combination or other reduction in the number of issued shares of the Company's stock, the Committee will adjust the number of unpurchased shares subject to this option (and the Exercise Price per share) as it may determine to be appropriate and equitable to preserve your proportionate interest in this option and to prevent dilution or enlargement of rights.

         OPTION IS NONTRANSFERABLE. This option shall be exercisable during your
         -------------------------
lifetime only by you and, unless otherwise permitted by the Committee, shall not be transferable by you, directly or by operation of law, other than by will or the laws of descent and distribution. Any unauthorized transfer or other disposition of this option by you shall be void and will give the Company grounds to terminate your option.

         Please acknowledge that you received this option by signing a copy and returning it to the Company's People Services Department via the pre-addressed, postage paid envelope provided to you by ________________, 20_____. By your signature below, you accept and agree to abide by the terms of this Agreement and you further agree to be bound by and to comply with all terms and conditions of the Plan. By your signature below, you acknowledge that you have received a copy of the Plan, and understand that you may receive a copy of the Plan as amended and in effect at any time by requesting a copy from the Company's Secretary.

UNIVERSAL TECHNICAL INSTITUTE, INC.


By: /s/ Kim McWaters
    --------------------------------------
    Kim McWaters, President and CEO


The Grantee hereby acknowledges receipt of the foregoing option.


Signature:
          --------------------------------